UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2010
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Items 2.02 and 7.01:

On January 22, 2010, Ames National Corporation issued a News Release announcing financial results for the three and twelve months ended December 31, 2009.  A copy of the News Release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

On July 16, 2008, the Company’s lead bank, First National Bank (“First National”), entered into an informal Memorandum of Understanding with the Office of the Comptroller of the Currency (“OCC”) regarding First National’s commercial real estate loan portfolio, including actions to be taken with respect to commercial real estate risk management procedures, credit underwriting and administration, appraisal and evaluation processes, problem loan management, credit risk ratings recognition and loan review procedures.  Since entering into the Memorandum, management has been actively pursuing the corrective actions required by the Memorandum in an effort to address the deficiencies noted in administration of its commercial real estate loan portfolio.   On January 14, 2010, the OCC terminated the Memorandum of Understanding.  The individual minimum capital ratios established for First National by the OCC by letter of March 16, 2009 remain in effect.

Item 9.01 Financial Statements and Exhibits

d) The following exhibit is furnished as part of this Report:

Exhibit No.	Description

99.1	News Release dated January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: January 22, 2010	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated January 22, 2010